Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-114365, No. 333 114364, No. 333-102849, No. 333-102848, No. 333-97695, No. 333-66332, No. 333 66348, No. 333-32309, No. 333-32398, No. 333-32396, No. 333-95889, No. 333-83905, No. 333-65179, No. 333-02121, No. 333-121243, No. 333-123750, No. 333-123751, No. 333-133268, No. 333-142683, and No. 333-150838, on Form S-8 of our report dated November 24, 2009 relating to (1) the consolidated financial statements of Fair Isaac Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting standard concerning the accounting for uncertainty in income taxes), and (2) the effectiveness of Fair Isaac Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fair Isaac Corporation for the year ended September 30, 2009.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
November 24, 2009